Frontier Airlines Delivers Record Third Quarter 2026 Revenue of $1.4 billion, up 53 percent Year-over-Year, and Adjusted EPS Significantly Above Guidance Overcoming High Fuel Prices
Record total revenue driven by strong demand and continued execution of commercial strategy
Increased RASM 30 percent and total revenue over 50 percent year-over-year
DENVER - October 28, 2026 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the third quarter of 2026 and issued guidance for the fourth quarter of 2026.
Third Quarter and Year-to-Date Select Financial Highlights
The following tables summarize select financial results for the three and nine months ended September 30, 2026 and 2025, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages and per share data)
	Three Months Ended September 30,
	2026		2025
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$1,355	$1,355	$886	$886
Revenue per available seat mile (“RASM”) (¢)	11.87	11.87	9.14	9.14
Total operating expenses	$1,463	$1,321	$963	$963
Income (loss) before income taxes	$(104)	$39	$(76)	$(76)
Income (loss) before income taxes margin	(7.7)%	2.9%	(8.6)%	(8.6)%
Net income (loss)	$(104)	$40	$(77)	$(77)
Earnings (loss) per share, diluted	$(0.45)	$0.18	$(0.34)	$(0.34)

(unaudited, in millions, except for percentages and per share data)
	Nine Months Ended September 30,
	2026		2025
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$3,626	$3,699	$2,727	$2,727
Revenue per available seat mile (¢)	11.22	11.44	9.10	9.10
Total operating expenses	$4,114	$3,763	$2,925	$2,925
Income (loss) before income taxes	$(479)	$(54)	$(186)	$(186)
Income (loss) before income taxes margin	(13.2)%	(1.5)%	(6.8)%	(6.8)%
Net income (loss)	$(466)	$(50)	$(190)	$(190)
Earnings (loss) per share, diluted	$(2.03)	$(0.22)	$(0.84)	$(0.84)

Highlights:
•Delivered record revenue of approximately $1.4 billion, up 53 percent versus the corresponding 2025 quarter, driven by strong demand and continued execution of the Company’s commercial strategy
•Increased RASM 30 percent to 11.87 cents, significantly above guidance, on 18 percent higher capacity
•Maintained cost discipline, with total adjusted (non-GAAP) operating expenses of approximately $1.3 billion, or 11.56 cents per ASM, including fuel expense at an average cost of $3.96 per gallon, and adjusted (non-GAAP) CASM - excluding fuel of 7.40 cents, stage-adjusted to 1,000 miles
•Reported adjusted (non-GAAP) net income of $40 million, or $0.18 per diluted share, significantly exceeding guidance despite an average fuel price that was $0.26 per gallon higher than assumed when guidance was issued
•Ended the third quarter 2026 with $1.18 billion of total liquidity, up slightly from the prior quarter
•Executed agreements in the third quarter to early return 13 A320neo leases in the second half of 2026 and cost efficiently replace that capacity with the direct lease of 10 A321neo aircraft scheduled to be delivered by the first quarter of 2027
•Generated 107 available seat miles (“ASMs”) per gallon in the third quarter of 2026, a fuel efficiency advantage of over 40 percent compared to the major U.S. carriers1
“Frontier’s revenue execution in a higher than expected fuel environment resulted in an adjusted profit, meaningfully above the Company's guidance and Wall Street estimates,” said Jimmy Dempsey, President and Chief Executive Officer. “The Company delivered record revenue of $1.4 billion, up 53 percent versus the prior year, due to strong travel demand and the continued progression of the Company's revenue management initiatives, while maintaining cost discipline. These results reflect the successful progression of the Company's strategic initiatives set out earlier this year, and it gives us confidence in our ability to translate our momentum into sustainable profitability.”
Revenue and Cost Performance
Revenue was approximately $1.4 billion in the third quarter of 2026, a Company record, driven by strong travel demand and the continued progression of the Company's revenue management initiatives. RASM increased 30 percent over the corresponding 2025 quarter to 11.87 cents, significantly above the guidance range, on ASMs that were 11.4 billion, 18 percent higher compared to the corresponding 2025 quarter on an average stage length of 891 miles and a flown load factor of 79 percent.
Total adjusted (non-GAAP) operating expenses were approximately $1.3 billion in the third quarter of 2026, or 11.56 cents per ASM. This includes $425 million of fuel expense at an average cost of $3.96 per gallon. The average cost per gallon reflects an increase of 56 percent versus the corresponding 2025 quarter, or approximately $150 million of incremental expense on current quarter fuel consumption.
Total adjusted (non-GAAP) operating expenses excluding fuel in the third quarter of 2026 were $896 million, or 7.40 cents per ASM, stage-adjusted to 1,000 miles. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.
Earnings
Net loss (GAAP) for the third quarter of 2026 was $104 million. Adjusted (non-GAAP) net income for the third quarter of 2026 was $40 million, or $0.18 per diluted share based on approximately 233 million weighted-average shares outstanding in the quarter.

Liquidity
Total liquidity as of September 30, 2026 was $1.18 billion, consisting of unrestricted cash and cash equivalents and availability from the Company's revolving credit facility, representing approximately 25 percent of trailing 12-month adjusted (non-GAAP) revenue.
Fleet
As of September 30, 2026, Frontier had a fleet of 164 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2026 and 2038.

Equipment	Quantity	Seats
A320neo	68	186
A321neo	69	240
A320ceo	6	180 - 186
A321ceo	21	230
Total fleet	164
Frontier took delivery of one A320neo aircraft and three A321neo aircraft during the third quarter of 2026. The Company also returned all 13 A320neo aircraft associated with the early return agreement as previously disclosed, with five returns in the third quarter of 2026 and the remainder in October 2026.
The Company expects to take delivery of two A321neo aircraft in the fourth quarter previously scheduled in the third quarter, three A321neo aircraft which are being sold to Avolon, as previously disclosed, and five of the ten A321neo aircraft through direct leases with AerCap. The direct leases are expected to cost-efficiently replace the 13 A320neo aircraft being early returned. The remaining five direct leases are expected to be delivered in the first quarter of 2027.
Frontier is “America's Greenest Airline,” producing 107 ASMs per gallon in the third quarter of 2026 and delivering a fuel-efficiency advantage of more than 40 percent compared to the major U.S. carriers1, as measured by available seat miles per fuel gallon consumed.
Forward Guidance
The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the section "Caution Regarding Forward-Looking Statements." Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
Expected adjusted (non-GAAP) diluted earnings per share for the fourth quarter of 2026, as noted below, reflects continued expected progress across key commercial initiatives and strong travel demand, with forecast RASM for the fourth quarter of 2026 again expected to be up over 20 percent as compared to the corresponding 2025 quarter, while elevated fuel prices are an expected cost headwind. Fourth quarter capacity is expected to increase 5 to 6 percent versus the corresponding 2025 quarter.

Fourth Quarter
2026 Estimated
Adjusted (non-GAAP) diluted earnings per share(a)(b)(c)	$(0.15) to $0.05
Capacity growth (compared to corresponding 2025 quarter)(d)	5 to 6 percent

Full Year
2026 Estimated
Pre-delivery deposits, net of refunds ($ millions)(e)	$(170) to $(195)
Other capital expenditures ($ millions)(f)	$170 to $195
_________________
(a)Includes guidance on certain non-GAAP measures which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Average fuel cost (including fuel taxes and into-plane costs) is estimated to be $4.75 per gallon in the fourth quarter of 2026.
(c)Based on estimated weighted average shares outstanding of 231 million (basic) to 234 million (diluted) shares and tax expense of approximately $1 million in the fourth quarter of 2026. The Company's actual tax expense may be impacted by varying factors which may include, but are not limited to, the composition of items of income and expense recognized in the respective periods, including the amount of non-deductible or other similar items, the treatment of deferred tax assets and related valuation allowances.
(d)Given the volatile nature of jet fuel prices, actual capacity adjustments made by the Company may be materially different than what is currently expected.
(e)The Company expects a similar reduction in the related PDP financing facility balance.
(f)Includes capitalized heavy maintenance.
Conference Call
The Company will host a conference call to discuss third quarter 2026 results today, October 28, 2026, at 11:00 a.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for at least 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (NASDAQ: ULCC), is a value-focused airline operating one of the youngest and most fuel-efficient fleets in the United States. With a growing network and continued investment in product upgrades, including the introduction of First Class seating, onboard Wi-Fi and enhanced loyalty benefits, Frontier is giving customers more comfort, flexibility, and rewards while keeping fares low.
End Notes
1 Industry average weighted by ASMs in FY2025 to include DAL, UAL, AAL, LUV, JBLU, ALK, and ALGT. Fuel efficiency is measured by ASMs per fuel gallon consumed.

Caution Regarding Forward-Looking Statements
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as forward guidance and estimates of future financial or operational results, statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including tariffs and other trade protection measures, an inflationary environment and potential recession, weakened demand environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages and facility and infrastructure constraints (including as a result of federal government shutdowns); the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company's reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the Company's aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned “Risk Factors” in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 18, 2026.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share data)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2026	2025		2026	2025
Operating revenues:
Passenger	$1,327	$854	55%	$3,514	$2,636	33%
Other	28	32	(13)%	112	91	23%
Total operating revenues	1,355	886	53%	3,626	2,727	33%

Operating expenses:
Aircraft fuel	425	234	82%	1,129	702	61%
Salaries, wages and benefits	275	251	10%	812	754	8%
Aircraft rent	301	181	66%	832	536	55%
Station operations	218	173	26%	607	531	14%
Maintenance, materials and repairs	89	52	71%	295	150	97%
Sales and marketing	49	38	29%	140	118	19%
Depreciation and amortization	59	24	146%	177	65	172%
Other operating	47	10	370%	122	69	77%
Total operating expenses	1,463	963	52%	4,114	2,925	41%
Operating income (loss)	(108)	(77)	40%	(488)	(198)	146%
Other income (expense):
Interest expense	(12)	(15)	(20)%	(34)	(34)	—%
Capitalized interest	5	10	(50)%	19	26	(27)%
Interest income and other	11	6	83%	24	20	20%
Total other income (expense)	4	1	300%	9	12	(25)%
Income (loss) before income taxes	(104)	(76)	37%	(479)	(186)	158%
Income tax expense (benefit)	—	1	(100)%	(13)	4	N/M
Net income (loss)	$(104)	$(77)	35%	$(466)	$(190)	145%
Earnings (loss) per share:
Basic(a)	$(0.45)	$(0.34)	32%	$(2.03)	$(0.84)	142%
Diluted(a)	$(0.45)	$(0.34)	32%	$(2.03)	$(0.84)	142%

Weighted-average common shares outstanding:
Basic(a)	230,242,641	228,174,036	1%	229,882,164	227,515,630	1%
Diluted(a)	230,242,641	228,174,036	1%	229,882,164	227,515,630	1%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the outstanding warrants relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested performance and restricted stock units are included in the diluted earnings per share calculations. In addition, most of the outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings.

Frontier Group Holdings, Inc. Comparative Operating Statistics (unaudited)
	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2026	2025		2026	2025
Operating statistics(a)
Available seat miles (“ASMs”) (millions)	11,419	9,689	18%	32,331	29,951	8%
Departures	59,703	50,141	19%	169,867	153,646	11%
Average stage length (miles)	891	917	(3)%	895	928	(4)%
Block hours	154,241	131,019	18%	442,277	407,904	8%
Average aircraft in service	163	163	—%	171	159	8%
Aircraft – end of period	164	166	(1)%	164	166	(1)%
Average daily aircraft utilization (hours)	10.3	8.7	18%	9.5	9.4	1%
Passengers (thousands)	9,805	8,325	18%	27,859	24,663	13%
Average seats per departure	213	209	2%	212	208	2%
Revenue passenger miles (“RPMs”) (millions)	9,000	7,815	15%	25,601	23,451	9%
Load factor	78.8%	80.7%	(1.9) pts	79.2%	78.3%	0.9 pts
Fare revenue per passenger ($)	67.82	39.74	71%	62.01	41.70	49%
Non-fare passenger revenue per passenger ($)	67.47	62.78	7%	64.12	65.18	(2)%
Other revenue per passenger ($)	2.93	3.92	(25)%	4.04	3.68	10%
Total ancillary revenue per passenger ($)	70.40	66.70	6%	68.16	68.86	(1)%
Total revenue per passenger ($)	138.22	106.44	30%	130.17	110.56	18%
Total revenue per available seat mile (“RASM”) (¢)	11.87	9.14	30%	11.22	9.10	23%
RASM, stage-length adjusted to 1,000 miles (¢)(c)	11.21	8.76	28%	10.61	8.77	21%
Adjusted fare revenue per passenger ($)(b)	67.82	39.74	71%	62.46	41.70	50%
Adjusted non-fare passenger revenue per passenger ($)(b)	67.47	62.78	7%	66.29	65.18	2%
Adjusted other revenue per passenger ($)(b)	2.93	3.92	(25)%	4.04	3.68	10%
Adjusted total ancillary revenue per passenger ($)(b)	70.40	66.70	6%	70.33	68.86	2%
Adjusted total revenue per passenger ($)(b)	138.22	106.44	30%	132.79	110.56	20%
Adjusted RASM (¢)(b)	11.87	9.14	30%	11.44	9.10	26%
Adjusted RASM, stage-length adjusted to 1,000 miles (¢)(b)(c)	11.21	8.76	28%	10.83	8.77	23%
Cost per available seat mile (“CASM”) (¢)	12.81	9.95	29%	12.73	9.77	30%
CASM (excluding fuel) (¢)(b)	9.09	7.53	21%	9.23	7.42	24%
CASM + net interest (¢)(b)	12.78	9.94	29%	12.70	9.73	31%
Adjusted CASM (¢)(b)	11.56	9.95	16%	11.64	9.77	19%
Adjusted CASM (excluding fuel) (¢)(b)	7.84	7.53	4%	8.15	7.42	10%
Adjusted CASM (excluding fuel), stage-length adjusted to 1,000 miles (¢)(b)(c)	7.40	7.21	3%	7.71	7.15	8%
Adjusted CASM + net interest (¢)(b)	11.52	9.94	16%	11.61	9.73	19%
Adjusted CASM + net interest, stage-length adjusted to 1,000 miles (¢)(b)(c)	10.87	9.52	14%	10.98	9.37	17%
Fuel cost per gallon ($)	3.96	2.54	56%	3.70	2.48	49%
Fuel gallons consumed (thousands)	107,214	92,188	16%	304,965	282,827	8%
Full-time equivalent employees	8,187	7,535	9%	8,187	7,535	9%
____________________
(a)Figures may not recalculate due to rounding.
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see section “Reconciliations of Non-GAAP Financial Information.”
(c)Stage-Length Adjusted (SLA) to 1,000 miles: Applicable Operating Statistic * Square root (stage length / 1,000).

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance, RASM or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss), as reported	$(104)	$(77)	$(466)	$(190)
Non-GAAP Adjustments:
TSA Reserve(a)	—	—	73	—
Early Return Agreement(b)	3	—	212	—
Second Early Return Agreement(c)	134	—	134	—
Collective Bargaining Contract Ratification(d)	6	—	6	—
Pre-tax impact	143	—	425	—
Tax benefit (expense), related to non-GAAP adjustments	1	—	(9)	—
Net income (loss) impact	$144	$—	$416	$—

Adjusted net income (loss)(e)	$40	$(77)	$(50)	$(190)

Income (loss) before income taxes, as reported	$(104)	$(76)	$(479)	$(186)
Pre-tax impact	143	—	425	—
Adjusted income (loss) before income taxes(e)	$39	$(76)	$(54)	$(186)
____________________
(a)The Company received a court ruling relating to the remittance of TSA fees for unused travel covering the 2016 to 2018 audit period that resulted in a $73 million charge that covers probable losses in prior years subject to audit that were recorded to passenger revenue within the condensed consolidated statement of operations during the nine months ended September 30, 2026.
(b)The Company entered into an Early Return Agreement to early terminate the leases associated with 24 A320neo aircraft and as a result incurred non-recurring charges of $2 million in lease return costs recorded in aircraft rent and $1 million of commitment fees payable in future years recorded in interest expense within the condensed consolidated statement of operations during the three months ended September 30, 2026. The Company incurred $81 million of lease return costs recorded in aircraft rent; $73 million related to the write-off of non-recoverable capitalized prepaid maintenance balances recorded in maintenance, materials and repairs; $63 million of accelerated depreciation expense related to the remeasurement of useful lives of capitalized maintenance recorded in depreciation and amortization, $(6) million of a reversal of previously accrued lease return costs recorded in aircraft rent; and $1 million of commitment fees payable in future years recorded in interest expense within the condensed consolidated statement of operations during the nine months ended September 30, 2026.
(c)The Company entered into a Second Early Return Agreement to early terminate the leases associated with 13 A320neo aircraft and as a result incurred non-recurring charges of $134 million within the condensed consolidated statement of operations during the three and nine months ended September 30, 2026. The $134 million includes $84 million of lease return costs recorded in aircraft rent; $31 million of accelerated depreciation expense related to the remeasurement of useful lives of capitalized maintenance recorded in depreciation and amortization; $26 million related to the write-off of non-recoverable capitalized prepaid maintenance balances recorded in maintenance, materials and repairs; and $(7) million of a reversal of previously accrued lease return costs recorded in aircraft rent.
(d)The Company entered into an agreement with the union representing the Company's aircraft technicians effective September 2026, and as result incurred a one-time charge of $6 million related to a contract ratification incentive recorded in salaries, wages and benefit within the condensed consolidated statement of operations during the three months ended September 30, 2026.

(e)Adjusted net income (loss) and adjusted income (loss) before income taxes are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and income (loss) before income taxes are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted income (loss) before income taxes have limitations as analytical tools. Adjusted net income (loss) and adjusted income (loss) before income taxes do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted income (loss) before income taxes differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted income (loss) before income taxes should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted income (loss) before income taxes, including adjusted income (loss) before income taxes margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted income (loss) before income taxes, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted income (loss) before income taxes have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Earnings Before Interest, Taxes, Depreciation, Amortization and Rent (“EBITDAR”), Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(104)	$(77)	$(466)	$(190)
Plus (minus):
Interest expense	12	15	34	34
Capitalized interest	(5)	(10)	(19)	(26)
Interest income and other	(11)	(6)	(24)	(20)
Income tax expense (benefit)	—	1	(13)	4
Depreciation and amortization	59	24	177	65
EBITDA(a)	(49)	(53)	(311)	(133)
Plus: Aircraft rent	301	181	832	536
EBITDAR(b)	$252	$128	$521	$403

EBITDA(a)	$(49)	$(53)	$(311)	$(133)
Plus (minus)(c):
TSA Reserve	—	—	73	—
Early Return Agreement(d)	2	—	148	—
Second Early Return Agreement(d)	103	—	103	—
Collective Bargaining Contract Ratification	6	—	6	—
Adjusted EBITDA(a)	62	(53)	19	(133)
Plus: Aircraft rent	301	181	832	536
Minus: Early Return Agreement(e)	(2)	—	(75)	—
Minus: Second Early Return Agreement(e)	(77)	—	(77)	—
Adjusted EBITDAR(b)	$284	$128	$699	$403
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as measures of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes” above for discussion on adjusting items.
(d)Represents lease termination costs and write-off of non-recoverable capitalized maintenance costs associated with the Early Return Agreements.
(e)Represents lease termination costs related to aircraft rent associated with the Early Return Agreements.
Reconciliation of GAAP to Non-GAAP Financial Data
(unaudited)

	Three Months Ended September 30,
	2026		2025
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)
CASM		12.81		9.95
Aircraft fuel	(425)	(3.72)	(234)	(2.42)
CASM (excluding fuel)(b)		9.09		7.53
Early Return Agreement(c)	(2)	(0.03)	—	—
Second Early Return Agreement(c)	(134)	(1.17)	—	—
Collective Bargaining Contract Ratification(c)	(6)	(0.05)	—	—
Adjusted CASM (excluding fuel)(b)		7.84		7.53
Aircraft fuel	425	3.72	234	2.42
Adjusted CASM(d)		11.56		9.95
Net interest expense (income)	(4)	(0.03)	(1)	(0.01)
Early Return Agreement(e)	(1)	(0.01)	—	—
Adjusted CASM + net interest(f)		11.52		9.94

CASM		12.81		9.95
Net interest expense (income)	(4)	(0.03)	(1)	(0.01)
CASM + net interest(f)		12.78		9.94

Adjusted CASM (excluding fuel)(b)		7.84		7.53
Sale-leaseback gains	32	0.29	67	0.69
Adjusted CASM (excluding fuel and sale-leaseback gains)(b)		8.13		8.22
Adjusted CASM (excluding fuel and sale-leaseback gains), stage-length adjusted to 1,000 miles(b)(g)		7.67		7.87
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)CASM (excluding fuel), adjusted CASM (excluding fuel), and adjusted CASM (excluding fuel and sale-leaseback gains) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management 's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. Likewise, excluding sale-leaseback gains, in addition to fuel, allows management an additional tool to understand and analyze the Company's performance and increases comparability with other airlines. CASM (excluding fuel), adjusted CASM (excluding fuel), adjusted CASM (excluding fuel and sale-leaseback gains) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes” above for discussion on adjusting items.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)In connection with the Early Return Agreement, the Company incurred charges of $1 million of commitment fees related to lease return costs payable in future years recorded in interest expense within the condensed consolidated statement of operations during the nine months ended September 30, 2026.
(f)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(g)Stage-Length Adjusted (SLA) to 1,000 miles: Applicable Operating Statistic * Square root (stage length / 1,000).
Reconciliation of GAAP to Non-GAAP Financial Data
(unaudited)

	Nine Months Ended September 30,
	2026		2025
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)
RASM		11.22		9.10
TSA Reserve(b)	73	0.22	—	—
Adjusted RASM (¢)(c)		11.44		9.10

CASM		12.73		9.77
Aircraft fuel	(1,129)	(3.50)	(702)	(2.35)
CASM (excluding fuel)(d)		9.23		7.42
Early Return Agreement(b)	(211)	(0.65)	—	—
Second Early Return Agreement(b)	(134)	(0.41)	—	—
Collective Bargaining Contract Ratification(b)	(6)	(0.02)	—	—
Adjusted CASM (excluding fuel)(d)		8.15		7.42
Aircraft fuel	1,129	3.49	702	2.35
Adjusted CASM(e)		11.64		9.77
Net interest expense (income)	(9)	(0.03)	(12)	(0.04)
Early Return Agreement(f)	(1)	—	—	—
Adjusted CASM + net interest(g)		11.61		9.73

CASM		12.73		9.77
Net interest expense (income)	(9)	(0.03)	(12)	(0.04)
CASM + net interest(g)		12.70		9.73
_______________________
(a)Revenue and cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes” above for discussion on adjusting items.

(c)Adjusted RASM is included as a supplemental disclosure because the Company believes it is a useful metric to properly compare its revenue performance to its peers, as RASM metrics are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted RASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding fuel allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(f)In connection with the Early Return Agreement, the Company incurred charges of $1 million of commitment fees related to lease return costs payable in future years recorded in interest expense within the condensed consolidated statement of operations during the nine months ended September 30, 2026.
(g)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Revenue to Adjusted Revenue (unaudited)

	Nine Months Ended September 30,
	2026		2025
	($ in millions)	Per Passenger $	($ in millions)	Per Passenger $
Non-GAAP financial data:(a)(b)
Fare revenue:	1,727	62.01	1,028	41.70
TSA Reserve	13	0.45	—	—
Adjusted fare revenue:(c)	1,740	62.46	1,028	41.70

Non-fare passenger revenue:	1,787	64.12	1,608	65.18
TSA Reserve	60	2.17	—	—
Adjusted non-fare revenue:(c)	1,847	66.29	1,608	65.18

Other revenue:	112	4.04	91	3.68
TSA Reserve	—	—	—	—
Adjusted other revenue:(c)	112	4.04	91	3.68

Total ancillary revenue:	1,899	68.16	1,699	68.86
TSA Reserve	60	2.17	—	—
Adjusted total ancillary revenue:(c)	1,959	70.33	1,699	68.86

Total revenue:	3,626	130.17	2,727	110.56
TSA Reserve	73	2.62	—	—
Adjusted total revenue:(c)	3,699	132.79	2,727	110.56
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(a)Revenue per passenger figures may not recalculate due to rounding.

(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes” above for discussion on adjusting items.
(c)Adjusted fare revenue, adjusted non-fare revenue, adjusted other revenue, adjusted total ancillary revenue and adjusted total revenue, and respective metrics per passenger, (collectively, “revenue per passenger”) are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its revenue performance to its peers, as revenue per passenger metrics are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. These metrics are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Earnings (Loss) per Share, Diluted to Adjusted Earnings (Loss) per Share, Diluted
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Earnings (loss) per share, diluted, as reported(a)(b)	$(0.45)	$(0.34)	$(2.03)	$(0.84)
TSA Reserve	—	—	0.32	—
Early Return Agreement	0.02	—	0.93	—
Second Early Return Agreement	0.57	—	0.58	—
Collective Bargaining Agreement Ratification	0.03	—	0.02	—
Tax benefit (expense), related to non-GAAP adjustments	0.01	—	(0.04)	—
Adjusted earnings (loss) per share, diluted(c)	$0.18	$(0.34)	$(0.22)	$(0.84)
______________________
(a)Cost per share figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes” above for discussion on adjusting items.
(c)Adjusted earnings (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted earnings (loss) per share has limitations as an analytical tool. Adjusted earnings (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted earnings (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted earnings (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted earnings (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted earnings (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total operating expense, as reported(a)	$1,463	$963	$4,114	$2,925
Early Return Agreement	(2)	—	(211)	—
Second Early Return Agreement	(134)	—	(134)	—
Collective Bargaining Agreement Ratification	(6)	—	(6)	—
Adjusted total operating expenses(b)	1,321	963	3,763	2,925
Aircraft fuel	(425)	(234)	(1,129)	(702)
Adjusted total operating expenses (excluding fuel)(b)	$896	$729	$2,634	$2,223

Total operating expenses, as reported	$1,463	$963	$4,114	$2,925
Aircraft fuel	(425)	(234)	(1,129)	(702)
Total operating expense (excluding fuel)(b)	$1,038	$729	$2,985	$2,223
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes” above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.

Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886